Response to Item 77D

Eaton Vance Dividend Builder Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and SAI, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Large-Cap Growth Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and SAI, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Large-Cap Value Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus, summary prospectus and SAI, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.